EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles E. Bradley, Jr., certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 of Consumer Portfolio Services, Inc.;

Date: April 30, 2021

/s/ Charles E. Bradley, Jr.
Charles E. Bradley, Jr.
Chairman, President and Chief Executive Officer